Calculation of Filing Fee Tables
S-4
QXO, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	Other	571,838,526		$ 11,682,848,972.48	0.0001381	$ 1,613,401.44
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 11,682,848,972.48		$ 1,613,401.44
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,613,401.44
Offering Note
[1]	Rule 457(f) Fee Calculation Details

The Amount Registered represents the estimated maximum number of shares of common stock, par value $0.00001 per share ("QXO common stock"), of QXO, Inc. (the "Registrant") to be issued in the first merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of April 18, 2026, by and among the Registrant, TopBuild Corp. ("TopBuild"), and the other parties thereto (as may be amended from time to time, the "merger agreement") and is based upon the sum of (a) (i) the stock election exchange ratio pursuant to the merger agreement of 20.200 (the "exchange ratio") multiplied by (ii) 28,144,562 shares of common stock, par value $0.001 per share, of TopBuild ("TopBuild common stock"), which is the maximum number of shares of TopBuild common stock expected to be outstanding as of the closing (including 2,401 shares of TopBuild common stock subject to TopBuild restricted stock awards), assuming that all holders of TopBuild common stock elect to receive stock consideration and QXO elects to increase the maximum stock election number from fifty-five percent (55%) to one-hundred percent (100%), (b) (i) the Option Conversion Amount (as defined in the merger agreement), multiplied by (ii) 54,756 shares of TopBuild common stock underlying outstanding TopBuild stock options, (c) (i) the exchange ratio, multiplied by (ii) 44,526 shares of TopBuild common stock underlying outstanding restricted stock unit awards ("RSUs") and (d)(i) the exchange ratio, multiplied by (ii) 75,468 shares of TopBuild common stock underlying outstanding RSUs of TopBuild subject to performance-based conditions ("PSUs"), which collectively equals 571,838,526 shares of QXO common stock. The Maximum Aggregate Offering Price is estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. Such amount equals (a) $412.54, the average of the high and the low prices per share of TopBuild common stock, as reported on the New York Stock Exchange on May 13, 2026, which is within five business days prior to the filing of this Registration Statement on Form S-4, multiplied by (b) 28,319,312, which is the estimated maximum number of shares of TopBuild common stock expected to be outstanding as of the closing (including shares of TopBuild common stock subject to TopBuild restricted stock awards and shares of TopBuild common stock issuable upon the settlement of TopBuild's currently outstanding stock-based awards).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
28,319,312	$ 412.54	$ 11,682,848,972.48			$ 11,682,848,972.48

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date